Exhibit 99.1

June 26, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:   Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 11-K/A (Amendment No. 1) of The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (currently known as the Goodrich Corporation Savings Plan for Rohr Employees) (the “Plan”) for the year ended December 30, 2001, as filed with the Securities and Exchange Commission on June 26, 2003 (the “Report”), each of the undersigned, being the Chairman of the Goodrich Corporation Benefit Design and Administration Committee and the Chairman of the Goodrich Corporation Benefit Plan Asset Committee, certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan as of the dates and for the periods expressed in the Report.

     This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.

/s/ Kevin P. Heslin

Kevin P. Heslin
Chairman, Goodrich Corporation
Benefit Design and Administration Committee

/s/ Ulrich Schmidt

Ulrich Schmidt
Chairman, Goodrich Corporation
Benefit Plan Asset Committee

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Goodrich Corporation and will be retained by Goodrich Corporation and furnished to the Securities and Exchange Commission or its staff upon request.